EXHIBIT 99.1
FHLBank Chicago Declares Q2 2024 Dividend

August 1, 2024

To Our Members:

Based on our preliminary second quarter 2024 results released on July 22, the Board of Directors of FHLBank Chicago today declared a dividend at an annualized rate of 9.25% for Class B1 activity stock and at an annualized rate of 5.125% for Class B2 membership stock.* The net benefit of the higher dividend received on Class B1 activity stock lowers your borrowing costs from us. This benefit is estimated to be a 16.96 basis point** interest rate reduction. Dividends will be paid to your DID account August 15, 2024.

We expect to maintain at least a 9.25% (annualized) dividend for Class B1 activity stock for the third and fourth quarters of 2024, based on current projections and assumptions regarding our financial condition. We are providing this information to assist you in planning your activity with us. Any future dividend payments remain subject to determination and declaration by our Board of Directors and may be impacted by changes in financial or economic conditions, regulatory and statutory limitations, and any other relevant factors.

Through the first half of 2024, we’ve remained focused on serving you – our members – by building on our successes and challenging ourselves to develop and deliver innovative solutions to deliver on our mission and expand community investment. As required by statute, we have historically allocated at least 10% of income before assessments to fund our Affordable Housing Program. We recognize homeownership is still unaffordable for too many Illinoisians and Wisconsinites – and we are committed to leveraging our financial strength to help you address these challenges. As of the end of the second quarter 2024, we have committed over $180 million for affordable housing and community development, bringing our total commitment for this year to nearly 25% of last year's income before assessments. While some of these commitments may not be expensed during 2024 due to the nature of the programs and/or utilization by members, we are rising to respond to our community needs without sacrificing safety and soundness.

We recognize the vital role small businesses play in growing your local economies. In June, we announced the opening of our Community First® Accelerate Grants for Small Business and increased funding for the program to $19.5 million. Now in our third year, our 2024 funding capacity has increased to allow every member to build wealth for small businesses in your communities. Small businesses can use Accelerate Grants in a variety of ways, including purchase or improvement of property, equipment, workforce development, and technology. This funding can make a significant impact, whether awarded as a single grant of $30,000 to one business or as two separate grants of $15,000 each to two different businesses. We are accepting applications until September 30, 2024, and encourage you to take advantage of this opportunity to support local entrepreneurship and contribute to the economic vibrancy of your communities.

We also recognize your efforts to strengthen your communities have been met with concerns regarding the persistent high interest rate environment and its effect on affordable housing and economic development. To address this, we launched our Community Impact Advance pilot program on July 16, our latest solution designed to amplify community impact. The program has been immensely successful in empowering members to increase housing initiatives, drive economic growth, and foster community development through $50 million in interest rate subsidies that was fully reserved in just 10 days. While we are not accepting any new applications at the moment, if new funds become available, we will notify you and reopen the application portal in eBanking.

In May, the Federal Housing Finance Agency (FHFA) issued a Request for Input (RFI) requesting comments related to the FHLBank System’s mission, measuring mission

EXHIBIT 99.1
achievement and member incentives, with comments due July 15. The Council of FHLBanks, a trade association that represents the views and positions of the 11 FHLBanks, submitted a response that reinforced our commitment to our statutory mission of providing liquidity to our members and supporting affordable housing and community development throughout the nation. In June, the FHFA issued a second RFI on opportunities to improve processes for members and project sponsors to apply for Affordable Housing Program (AHP) funding with comments due August 20. We value these opportunities to provide feedback on the recommendations contained in the FHFA’s Federal Home Loan Bank at 100: Focusing on the Future Report. We will continue to make you aware of opportunities to share your perspective, especially as we anticipate future rulemaking.

While we continuously strive to improve your member experience through product development and engagement initiatives, we also recognize the importance of stopping to celebrate our success. In June, we published our 2023 Impact Report: Investing in Opportunities. The second annual installment showcases our steadfast commitment to you and your communities and the achievements we have made together through the advancement of affordable housing and community development across Illinois and Wisconsin. These accomplishments are evident in your success stories shared in the report, which further highlights the foundational role our partnership plays in driving economic growth, homeownership, and small business support throughout our district. We encourage you and your teams to read the report and share it with your audiences to showcase the positive impact we make together through our partnership.

As always, thank you for your membership in the Federal Home Loan Bank of Chicago.

Best regards,

Michael Ericson
President and CEO

EXHIBIT 99.1
* FHLBank Chicago pays a higher dividend per share on your activity stock compared to membership stock to recognize members that support the cooperative by using our products. The higher dividend received on Class B1 activity stock has the effect of enhancing the benefits of using the Bank either by lowering the cost on advances and letters of credit or improving the return on Mortgage Partnership Finance® (MPF®) Traditional loans sold.
** Reflects Class B1 activity stock dividend as a reduction to the assumed advance rate, based on a Class B1 dividend rate of 9.25% for Q2 2024, an opportunity cost of buying stock (estimated to be the Q2 2024 U.S. Federal Reserve Average Federal Funds Rate of 5.33%), and 4.50% advance capitalization for illustration purposes only.

Forward-Looking Information: This announcement uses forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than statements of historical fact, including statements with respect to beliefs, plans, objectives, projections, estimates, or predictions. These statements are based on FHLBank Chicago’s expectations as of the date hereof. The words “believe”, “estimate”, “expect”, “preliminary”, “continue”, “remain”, “commit”, and similar statements and their plural and negative forms are used to identify some, but not all, of such forward-looking statements. For example, statements about future dividends and expectations for financial commitments are forward-looking statements. FHLBank Chicago cautions that, by their nature, forward-looking statements involve risks and uncertainties, including, but not limited to: legislative and regulatory developments; instability in the credit and debt markets; economic conditions (including banking industry developments and liquidity in the financial system); changes in demand for advances or consolidated obligations; membership changes; the reliability of projections, assumptions, and models of future financial performance and condition; FHLBank Chicago’s ability to execute its business model and pay future dividends; FHLBank Chicago’s ability to protect the security of information systems and manage any failures, interruptions, or breaches; and the risk factors set forth in FHLBank Chicago’s periodic filings with the Securities and Exchange Commission (SEC), which are available through the SEC’s reporting website. FHLBank Chicago assumes no obligation to update any forward-looking statements made herein. In addition, the FHLBank Chicago reserves the right to change its business plan or plans for any programs for any reason, including but not limited to, legislative or regulatory changes, changes in membership or member usage of programs, or changes at the discretion of the board of directors. Accordingly, FHLBank Chicago cautions that actual results could differ materially from those expressed or implied in these forward-looking statements or could impact the extent to which a particular plan, objective, projection, estimate or prediction is realized. New factors may emerge, and it is not possible to predict the nature of each new factor or assess its potential impact. Given these uncertainties, undue reliance should not be placed on forward-looking statements.
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